SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.	SAFETY FIRST TRUST SERIES 2006-6
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	DELAWARE	DELAWARE
(State of Incorporation or Organization)	(State of Incorporation or Organization)	(State of Incorporation or Organization)
52-1568099	42-1658283	42-6664149
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

399 Park Avenue New York, New York 10043 (Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-135867, 333-135867-06 and 333-135867-11 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Principal-Protected Trust Certificates Linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Stock AverageSM Due 2014.	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Summary Information – Q&A,” “Risk Factors” and “Description of the Certificates” on pages 1 through 10, 11 through 19 and 28 through 44, respectively, of the Registrants’ Prospectus and Pricing Supplement, Subject to Completion, dated January 31, 2008 (Registration Nos. 333-135867, 333-135867-06 and 333-135867-11), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety. The description of the Principal-Protected Trust Certificates Linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Stock AverageSM Due 2014 (the “Certificates”) contained in the final Prospectus and Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Certificates, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

99 (A). Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated January 31, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 1, 2008.

99 (B). Certificate of Trust of Safety First Trust Series 2006-6, incorporated by reference to Exhibit 3(j) to the Registrants’ automatic shelf registration statement on Form S-3 filed on July 19, 2006 (Registration Nos. 333-135867, 333-135867-06 and 333-135867-11) (the “Registration Statement”).

99 (C). Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

99 (D). Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

99 (E). Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)

By:	/s/ C. E. Wainhouse
Name:	Charles E. Wainhouse
Title:	Assistant Treasurer

Citigroup Funding Inc. (Registrant)

By:	/s/ Geoffrey S. Richards
Name:	Geoffrey S. Richards
Title:	Vice President and Assistant Treasurer

Safety First Trust Series 2008-1 (formerly Safety First Trust Series 2006-6) (Registrant)

Date: February 22, 2008	By:	/s/ Geoffrey S. Richards
	Name:	Geoffrey S. Richards
	Title:	Regular Trustee

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A).

Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated January 31, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 1, 2008.

99(B).	Certificate of Trust of Safety First Trust Series 2006-6, incorporated by reference to Exhibit 3(o) to the Registration Statement.
99(C).	Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.
99(D).	Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.
99(E).	Form of Certificate Representing the Certificates (included in Exhibit 99(C)).